UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): March 27, 2006

Commission File No.: 000-30785

CAMELOT ENTERTAINMENT GROUP, INC.
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(Exact name of registrant as specified in its charter)

DELAWARE         52-2195605
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(State or other jurisdiction of     (IRS Employer Identification No.)
incorporation or organization)

2020 Main Street Suite 990
Irvine, CA 92614
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(Address of principal executive offices)

(949) 777-1090
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(Issuer telephone number)

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(Former name, if changed since last report)

100 East San Marcos Blvd. Suite 400
San Marcos, CA 92069
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(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

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SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS

On March 27, 2006, the Board of Directors accepted the resignation of H. K. Dyal as a member of the Board of Directors. Mr. Dyal had originally submitted his resignation to the Board of Directors on February 2, 2006.

Michael Ellis, 55, has been appointed Chief Operating Officer and will join the
Board of Directors.

Michael Ellis offers over 25 years of senior executive management experience with an emphasis on technology-driven enterprises from NYSE and NASDAQ listed corporations to emerging-growth startups. He possesses broad expertise in finance, marketing, technology and operations with emphasis on growing revenues, profits and market valuations for both publicly traded and private entities. Over the years, his highly-effective teams have consistently translated aggressive goals into efficiently executed and highly profitable programs. Successes encompass managing P&L at $450 million and CAPEX at $500 million annually, overseeing centerpiece development for the most popular destination attraction in the United States, to rebuilding a NASDAQ global entertainment enterprise - producing record profits for all.

Before joining Camelot Entertainment Group, Ellis served as a management consultant bringing “leading-edge” operational methodologies and technologies, financial savvy plus worldwide contacts to entrepreneurial startup, turnaround and high-growth companies. Ellis typically functioned in senior executive roles to quickly diagnose, design and implement revenue and profit growth strategies for entities involved in entertainment, hospitality, Internet services, information technologies, telecom, electronics, retail, international trade, real estate services and construction management.

Prior to his consulting endeavors, Ellis served as the Senior Vice President for Showscan Entertainment, a NASDAQ traded global manufacturer, producer, distributor and licensor of state-of-the-art, location based entertainment attractions plus special venue film and digital media. He performed as both the COO and CTO, updating Showscan’s strategic plan, creating new business/technology alliances and rebuilding the corporate infrastructure. Worldwide responsibilities included operations, engineering, construction, electronics manufacturing, supply chain management, customer services, product development plus film/digital media production and post, sales, marketing, licensing and distribution. In addition, Ellis managed Showscan’s largest customer accounts including Gardaland, Imagine Japan, Universal Studios, Futuroscope, Tokyo Dome and Fox Studios.

Previously, Ellis was the Corporate Director of Engineering for Knott’s Berry Farm and was responsible for overseeing design and construction of Mall of America, Knott’s Camp Snoopy, a $100+ million, seven acre enclosed theme park in Minneapolis, MN. In this lead role, Ellis built a distinguished project team of international consultants and contractors while managing design, construction and operations planning activities. Today, Mall of America is the most visited destination attraction in the U.S. with over 43 million annual visitors.

Before joining Knott’s, Ellis was a senior executive for divisions of PepsiCo including Frito-Lay and Taco Bell where he built and managed numerous engineering, technology and operations based organizations while overseeing major capital expansion programs.

Ellis is a graduate of North Carolina State University and holds a Bachelor of Science degree in Electrical Engineering.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto authorized.

Camelot Entertainment Group, Inc.

By: /s/ Robert P. Atwell
March 27, 2006
Robert P. Atwell
CEO

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